Exhibit 3.3

AMENDED AND RESTATED BYE-LAWS

OF

HIMALAYA SHIPPING LTD.

I HEREBY CERTIFY that the within-written Bye-laws are a true copy of the Bye-laws of HIMALAYA SHIPPING LTD. as amended and re-stated in their entirety with effect from 20th day of March, 2023.

………………………

Mi Hong Yoon

Secretary

TABLE OF CONTENTS

DEFINITIONS	1
CONSTRUCTION	3
REGISTERED OFFICE	4
SHARES	4
POWER TO PURCHASE OWN SHARES	5
MODIFICATION OF RIGHTS	6
CERTIFICATES	6
LIEN	7
CALLS ON SHARES	8
FORFEITURE OF SHARES	9
TRANSFER OF SHARES	10
TRANSMISSION OF SHARES	12
REGISTERED HOLDERS AND THIRD PARTY INTERESTS	13
REGISTER OF SHAREHOLDERS	13
INCREASE OF CAPITAL	13
ALTERATION OF CAPITAL	14
REDUCTION OF CAPITAL	14
GENERAL MEETINGS AND WRITTEN RESOLUTIONS	15
NOTICE OF GENERAL MEETINGS	16
PROCEEDINGS AT GENERAL MEETINGS	17
VOTING	18
PROXIES AND CORPORATE REPRESENTATIVES	20
APPOINTMENT AND RETIREMENT OF DIRECTORS	21
JURISDICTION POLICY	22
RESIGNATION AND DISQUALIFICATION OF DIRECTORS	22
ALTERNATE DIRECTORS	22
DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES	23
DIRECTORS' INTERESTS	23
POWERS AND DUTIES OF THE BOARD	24

DELEGATION OF THE BOARD'S POWERS	25
PROCEEDINGS OF THE BOARD	26
OFFICERS	28
REGISTER OF DIRECTORS AND OFFICERS	28
MINUTES	28
SECRETARY AND RESIDENT REPRESENTATIVE	28
THE SEAL	29
DIVIDENDS AND OTHER PAYMENTS	29
RESERVES	31
CAPITALISATION OF PROFITS	31
RECORD DATES	31
ACCOUNTING RECORDS	31
AUDIT	32
SERVICE OF NOTICES AND OTHER DOCUMENTS	32
ELECTRONIC COMMUNICATION	33
WINDING UP	34
INDEMNITY	34
CONTINUATION	36
ALTERATION OF BYE-LAWS	36
REQUIREMENT TO SUPPLY INFORMATION TO THE COMPANY	36
REMOVAL OF VOTING RIGHTS WHERE DEFAULT	37
REGISTER OF BENEFICIAL OWNERS	38
WARNING NOTICES AND DECISION NOTICES	39
PROPER FORUM	39

AMENDED AND RESTATED

BYE-LAWS

OF

Himalaya Shipping Ltd.

DEFINITIONS

1.1.	In these Bye-laws, and any Schedule, unless the context otherwise requires:

“Alternate Director” means such person or persons as shall be appointed from time to time pursuant to Bye-law 103;

“Annual General Meeting” means a meeting convened by the Company pursuant to Section 71(1) of the Principal Act;

“Bermuda” means the Islands of Bermuda;

“Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

“Branch Register” means a branch of the Register for the shares which is maintained by a Registrar pursuant to the terms of an agreement with the Company and pursuant to the Principal Act;

“Bye-laws” means these Bye-laws in their present form or as they may be amended and/or restated from time to time;

“the Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company including, without limitation, the Principal Act;

“Company” means the company incorporated in Bermuda under the name of Himalaya Shipping Ltd. on the 17th day of March 2021;

“Company Website” means the website of the Company established pursuant to Bye-law 158;

“Director” means such person or persons as shall be elected or appointed to the Board from time to time pursuant to these Bye-laws, or the Companies Acts;

“Electronic Record” means a record created, stored, generated, received or communicated by electronic means and includes any electronic code or device necessary to decrypt or interpret such a record;

“Electronic Transactions Act” means the Electronic Transactions Act 1999;

“Finance Officer” means such person or persons other than the Resident Representative appointed from time to time by the Board pursuant to Bye-law 129 and 151 to act as the Finance Officer of the Company;

“General Meeting” means an Annual General Meeting or a Special General Meeting;

“Jurisdiction Policy” means the policy in respect of Director residency restrictions and restrictions on venues for meetings of the Board to be established, maintained and amended by the Board pursuant to Bye-law 100;

“Listing Exchange” means any stock exchange or quotation system upon which the shares are listed from time to time;

“Officer” means such person or persons as shall be appointed from time to time by the Board pursuant to Bye-law 129;

“paid up” means paid up or credited as paid up;

“Principal Act” means the Companies Act 1981, as amended, restated or re-enacted from time to time;

“Register” means the Register of Shareholders of the Company and except in the definitions of “Branch Register” and “Registration Office” in this Bye-law and except in Bye-law 52, includes any Branch Register;

“Registered Office” means the registered office for the time being of the Company;

“Registrar” means such person or body corporate who may from time to time be appointed by the Board as registrar of the Company with responsibility to maintain a Branch Register;

“Registration Office” means the place where the Board may from time to time determine to keep the Register and/or the Branch Register and where (except in cases where the Board otherwise directs) the transfer and documents of title are to be lodged for registration;

“Resident Representative” means any person appointed to act as the resident representative of the Company and includes any deputy or assistant resident representatives;

“Resolution” means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in a General Meeting or by written resolution, in accordance with the provisions of these Bye-laws;

“Seal” means the common seal of the Company, if any, and includes any duplicate thereof;

“Secretary” means the person appointed to perform any or all of the duties of the secretary of the Company and includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Shareholder” means a shareholder or member of the Company;

“Special General Meeting” means a general meeting, other than the Annual General Meeting;

“Treasury Shares” means any share that was acquired and held by the Company, or as treated as having been acquired and held by the Company, which has been held continuously by the Company since it was acquired and which has not been cancelled; and

“VPS” means Verdipapirsentralen ASA, a Norwegian corporation maintaining a computerised central share registry in Oslo, Norway, for bodies corporate and shall include any successor registry.

CONSTRUCTION

1.2          In these Bye-laws, unless the contrary intention appears:

(a)	Words importing only the singular number include the plural number and vice versa;

(b)
Without prejudice to the generality of paragraph (a), during periods when the Company has elected or appointed only one (1) Director as permitted by the Principal Act references to “the Directors” shall be construed as if they are references to the sole Director of the Company;

(c)	Words importing only the masculine gender include the feminine and neuter genders respectively;

(d)	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate wherever established;

(e)	For the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

(f)	References to a meeting will not be taken as requiring more than one person to be present if the relevant quorum requirement can be satisfied by one person;

(g)
References to writing shall include typewriting, printing, lithography, facsimile, photography and other modes of reproducing or reproducing words in a legible and non-transitory form including electronic transfers by way of e-mail or otherwise and shall include any manner permitted or authorized by the Electronic Transactions Act;

(h)
Unless otherwise defined herein, any words or expressions defined in the Principal Act in force on the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

(i)
Any reference in these Bye-Laws to any statute or section thereof shall, unless expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time; and

(j)	Headings in these Bye-Laws are inserted for convenience of reference only and shall not affect the construction thereof.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES

3.	Not used.

4.
Subject to the provisions of these Bye-laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant warrants, options or other securities with rights to convert such securities into shares of the Company over any unissued shares of the Company or otherwise dispose of the Company’s unissued shares to such persons at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.	The Board may, in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by law.

6.	No shares shall be issued until they are fully paid except as may be prescribed by an Resolution.

7.	The holders of the Shares shall, subject to the provisions of these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends or distributions as the Board may from time to time declare;

(c)
in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company;

(d)	generally be entitled to enjoy all the rights attaching to shares.

POWER TO PURCHASE OWN SHARES

8.	The Company shall have the power to purchase shares for cancellation.

9.
The Company shall have the power to acquire shares to be held as Treasury Shares. The Board may exercise all of the powers of the Company to purchase or acquire shares, whether for cancellation or to be held as Treasury Shares in accordance with the Principal Act.

10.
The Board may exercise all powers of the Company to (i) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions; (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; (iii) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and (iv) make provision for the issue and allotment of shares which do not carry any voting rights.

11.
At any time that the Company holds Treasury Shares, all of the rights attaching to the Treasury Shares shall be suspended and shall not be exercised by the Company.  Without limiting the generality of the foregoing, if the Company holds Treasury Shares, the Company shall not have any right to attend and vote at a General Meeting including a meeting under Section 99 of the Principal Act or sign written resolutions and any purported exercise of such a right is void.

12.
The Company may not by virtue of any Treasury Shares held by it participate in any offer by the Company to Shareholders or receive any distribution (including in a winding up) but without prejudice to the right of the Company to sell or dispose of the Treasury Shares for cash or other consideration or to receive an allotment of shares as fully paid bonus shares in respect of the Treasury Shares.

13.	Except where required by the Principal Act, Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

MODIFICATION OF RIGHTS

14.
Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.  To any such separate general meeting, all the provisions of these Bye-laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

15.
The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

CERTIFICATES

16.
Subject to the Companies Acts, no share certificates shall be issued by the Company unless the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates.  In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

17.
Subject to being entitled to a share certificate under the provisions of Bye-law 16, the Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

18.
All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or bearing the signature of at least one person who is a Director or Secretary of the Company or a person expressly authorized to sign such certificates on behalf of the Company. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

19.          Notwithstanding any provisions of these Bye-laws:

(a)
the Board shall, subject always to the Companies Acts and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares by means of the system maintained by VPS or any other relevant system, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)
unless otherwise determined by the Board and as permitted by the Companies Acts and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

LIEN

20.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not.  The Company’s lien on a share shall extend to all dividends payable thereon.  The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

21.
The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

22.
The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale.  For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof.  The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

23.
The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Board may determine.

24.	A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

25.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.
If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

27.
Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

28.	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

29.
If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

30.
The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited.  The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

31.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

32.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

33.
A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

34.
A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

35.
An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

36.	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares.

37.
Except where the Company’s shares are listed or admitted to trading on a Listing Exchange, shares shall be transferred by an instrument of transfer in the usual common form or in any other form which the Board may approve.  No such instrument shall be required on the redemption of a share or not the purchase by the Company of a share.  The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, the transferee.

38.	The Board may, in its absolute discretion, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)
the instrument of transfer is duly stamped (if required) and lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share.

39.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 37 and 38.

40.
Where the Company’s shares are listed or admitted to trading on a Listing Exchange Bye-laws 37 and 38 shall not apply, and shares may be transferred in accordance with the rules and regulations of the Listing Exchange.  Where applicable, all transfers of uncertificated shares shall be made in accordance with and be subject to the facilities and requirements of the transfer of title to shares in that class by means of any relevant system concerned and, subject thereto, in accordance with any arrangements made by the Board pursuant to Bye-law 19.

40A.
To facilitate the registration or de-registration of the Company’s shares, or rights to such shares, in dematerialized form in a securities register, the Board may also make such additional regulations, approve such actions or implement such arrangements as it considers appropriate from time to time. This includes, for the avoidance of doubt (and where appropriate, with the permission of the Bermuda Monetary Authority), (a) transfers of legal title to such shares to or from a nominee shareholder of such shares or (b) otherwise to approve and implement arrangements (including transfers of legal title to shares) as required in line with the market standards for dematerialized registration of securities in the markets in which the Company’s shares are or are intended to be registered or de-registered.

41.
Where the shares are not listed or admitted to trading on a Listing Exchange and are traded over-the-counter, shares may be transferred in accordance with the Companies Acts and where appropriate, with the permission of the Bermuda Monetary Authority.  The Board shall decline to register the transfer of any shares unless the permission of the Bermuda Monetary Authority has been obtained.

42.	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

43.	DELETED.

44.	If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

45.
No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

46.
Notwithstanding anything contained in these Bye-laws (save for Bye-law 41) the Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by any bank or other person to whom such shares have been charged by way of security, or by any nominee or agent of such bank or person, and whether the transfer is effected for the purpose of perfecting any mortgage or charge of such shares or pursuant to the sale of such shares under such mortgage or charge, and a certificate signed by any officer of such bank or by such person that such shares were so mortgaged or charged and the transfer was so executed shall be conclusive evidence of such facts.

TRANSMISSION OF SHARES

47.
In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.  For the purpose of this Bye-law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

48.
Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.  If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee.  All the limitations, restrictions and provisions of these Bye-laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

49.
A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

50.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 47, 48 and 49.

REGISTERED HOLDERS AND THIRD PARTY INTERESTS

51.
Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTER OF SHAREHOLDERS

52.
The Secretary shall establish and maintain the Register in the manner prescribed by the Companies Acts.  Unless the Board otherwise determines, the Register and any Branch Register shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and 12.00 noon on every working day.  Unless the Board otherwise determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any Branch Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-law 51.

Subject to the provisions of the Companies Acts, the Board may resolve that the Company may keep one or more Branch Registers in any place in or outside of Bermuda, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such Branch Registers.  The Board may authorise any share on the Register to be included in a Branch Register or any share registered on a Branch Register to be registered on another Branch Register, provided that at all times the Register and each Branch Register is maintained in accordance with the Companies Acts.

INCREASE OF CAPITAL

53.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

54.
The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

55.	The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

56.	The Company may from time to time by Resolution:

(a)
cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)	change the currency denomination of its share capital.

57.
Where any difficulty arises in regard to any division, consolidation, or sub-division of shares, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

58.
Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

59.
Subject to the Companies Acts, its memorandum of association and any confirmation or consent required by law or these Bye-laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

60.
In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS

61.
The Board shall convene and the Company shall hold General Meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint.  The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene General Meetings other than Annual General Meetings which shall be called Special General Meetings.  Any such Annual or Special General Meeting shall be held at the Registered Office of the Company in Bermuda or such other location suitable for such purpose.

62.
Except in the case of the removal of auditors and Directors and subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting be done by resolution in writing, signed by a simple majority of all of the Shareholders (or such greater majority as is required by the Companies Acts or these Bye-laws) or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing represent the majority of votes that would be entitled to attend a meeting and vote on the resolution.  Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of such Shareholder, in as many counterparts as may be necessary.

63.
Notice of any resolution to be made under Bye-law 62 shall be given, and a copy of the resolution shall be circulated, to all Shareholders who would be entitled to attend a meeting and vote on the resolution in the same manner as that required for a notice of a meeting of members at which the resolution could have been considered, provided that the length of the period of notice of any resolution to be made under Bye-law 62 shall not apply.

64.
A resolution in writing is passed when it is signed by, or, in the case of a member that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of, such number of the Shareholders of the Company who at the date of the notice represent a majority of votes as would be required if the resolution had been voted on at a meeting of Shareholders.

65.
A resolution in writing made in accordance with Bye-law 62 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be.  A resolution in writing made in accordance with Bye-law 62 shall constitute minutes for the purposes of the Companies Acts and these Bye-laws.

66.	The accidental omission to give notice to, or the non-receipt of a notice by, any person entitled to receive notice of a resolution does not invalidate the passing of a resolution.

NOTICE OF GENERAL MEETINGS

67.
An Annual General Meeting shall be called by not less than 7 days’ notice in writing and a Special General Meeting shall be called by not less than 7 days’ notice in writing.  The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every General Meeting shall be given in any manner permitted by these Bye-laws.  Shareholders other than those required to be given notice under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

68.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-law, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

(b)
in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right;

provided that notwithstanding any provision of these Bye-Laws, no Shareholder shall be entitled to attend any general meeting unless notice in writing of the intention to attend and vote in person or by proxy signed by or on behalf of the Shareholder (together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof) addressed to the Secretary is deposited (by post, courier, facsimile transmission or other electronic means) at the Registered Office at least 48 hours before the time appointed for holding the general meeting or adjournment thereof. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

69.
The Board may convene a Special General Meeting whenever it thinks fit.  A Special General Meeting shall also be convened by the Board on the written requisition of Shareholders holding at the date of the deposit of the requisition not less than one tenth in nominal value of the paid-up capital of the Company which as at the date of the deposit carries the right to vote at a general meeting of the Company.  The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more of the requisitionists.

PROCEEDINGS AT GENERAL MEETINGS

70.
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Bye‑Laws, the quorum at any general meeting shall be constituted by two or more Shareholders, either present in person or represented by proxy, holding shares carrying voting rights entitled to be exercised at such meeting.

71.
If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved.  In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum provided that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.  The Company shall give not less than 5 days’ notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

72.
A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

73.	Each Director shall be entitled to attend and speak at any general meeting of the Company.

74.
The Chairman (if any) of the Board or in his absence the Director who has been appointed as the head of the Board shall preside as chairman at every general meeting.  If there is no such Chairman or such Director, or if at any meeting neither the Chairman nor such Director is present within five (5) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

75.
The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.  When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

76.	Save as expressly provided by these Bye-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

77.
Save where a greater majority is required by the Companies Acts or these Bye-laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast, provided that any resolution to approve an amalgamation or merger shall be decided on by a simple majority of votes cast and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy 33 1/3% of the issued shares of the Company (or the class, where applicable).

78.
At any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)
any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(c)
a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

79.
Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or on a count of votes received in the form of electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

80.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

81.
A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith.  A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct.  It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

82.
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

83.	On a poll, votes may be cast either personally or by proxy.

84.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

85.
In the case of an equality of votes at a general meeting, whether on a show of hands, a count of votes received in the form of electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

86.
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

87.
A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

88.
No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

89.
If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting.  The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

90.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

91.
Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office which if permitted by the Principal Act may be in the form of an electronic record.  Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

92.
Subject to Bye-law 91, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office which if permitted by the Principal Act may be in the form of an electronic record (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

93.
Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

94.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office which if permitted by the Principal Act may be in the form of an electronic record (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

95.
Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

96.
Notwithstanding any other provision of these Bye-laws, any Shareholder may appoint an irrevocable proxy by depositing at the Registered Office an irrevocable proxy and such irrevocable proxy shall be valid for all general meetings and adjournments thereof, or resolutions in writing, as the case may be, until terminated in accordance with its own terms, or until written notice of termination is received at the Registered Office signed by the proxy.  The instrument creating the irrevocable proxy shall recite that it is constituted as such and shall confirm that it is granted with an interest.  The operation of an irrevocable proxy shall not be suspended at any general meeting or adjournment thereof at which the Shareholder who has appointed such proxy is present and the Shareholder may not specially appoint another proxy or vote himself in respect of any shares which are the subject of the irrevocable proxy.

APPOINTMENT AND RETIREMENT OF DIRECTORS

97.
The number of Directors shall be such number not less than two as the Company by Resolution may from time to time determine and each Director shall, subject to the Companies Acts and these Bye-laws, hold office until the next Annual General Meeting following his election or until his successor is elected.

98.
The Company shall, at the Annual General Meeting or may in a general meeting by Resolution, determine the minimum and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purpose of these Bye-laws. Without prejudice to the power of the Company in any general meeting in pursuance of any of the provisions of these Bye-laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

99.
The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Special General Meeting by the election of another person as Director in his place or, in the absence of any such election by the Board.

JURISDICTION POLICY

100.
The Board shall establish, maintain and amend as required from time to time to ensure compliance with applicable law and/or guidance, rulings or findings of any tax authority which the Board considers relevant to the Company, a policy setting out restrictions (i) in respect of residency which may prevent a person qualifying for nomination, appointment or continued appointment to the Board; and (ii) on venues for the holding of meetings of the Board or Shareholders of the Company (the “Jurisdiction Policy”).

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

101.	The office of a Director shall be vacated upon the happening of any of the following events:

(a)	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b)	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

(c)	if he becomes bankrupt or compounds with his creditors;

(d)	if he is prohibited by law from being a Director;

(e)	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-laws.

ALTERNATE DIRECTORS

102.
Director may at any time, by notice in writing signed by him delivered to the Registered Office of the Company or at a meeting of the Board, appoint any person (including another Director) to act as Alternate Director in his place during his absence and may in like manner at any time determine such appointment.  If such person is not another Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved.  The appointment of an Alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

103.
An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

104.
Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate.  An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.  Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).  The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

105.
The amount, if any, of Directors' fees shall from time to time be determined by the Company by Resolution and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director.  Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

DIRECTORS' INTERESTS

106.
A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

107.
A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

108.
Subject to the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.  The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

109.
So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

110.
Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

111.
Subject to the provisions of the Companies Acts and these Bye-laws the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company.  No alteration of these Bye-laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-law shall not be limited by any special power given to the Board by these Bye-laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

112.
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

113.
All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

114.
The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

115.
The Board may from time to time appoint one or more of its body to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD'S POWERS

116.
The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

117.
The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

118.
The Board may delegate any of its powers, authorities and discretions to any person or to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.  Further, the Board may authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

PROCEEDINGS OF THE BOARD

119.
The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, provided that the Board follow the Company’s Jurisdiction Policy in accordance with Bye-Law 100. Questions arising at any meeting shall be determined by a majority of votes.  In the case of an equality of votes the motion shall be deemed to have been lost.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

120.
Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier, electronic means or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose.  Written notice of Board meetings shall be given with reasonable notice being not less than 24 hours whenever practicable.  A Director may waive notice of any meeting either prospectively or retrospectively.

121.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Board present in person or by alternate.  Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

122.
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

123.
So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

124.
The Chairman (if any) of the Board or, his absence the Director who has been appointed as the head of the Board shall preside as chairman at every meeting of the Board.  If there is no such Chairman or Director or if at any meeting the Chairman or Director is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

125.
The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

126.
A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted.  Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors (or their Alternate Directors) or members of the committee concerned.

127.
A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. A meeting of the Board or committee appointed by the Board held in the foregoing manner shall be deemed to take place at the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates which place shall, so far as reasonably practicable, be at the Registered Office of the Company.

128.
All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

129.
The Board may appoint any person as an officer of the Company, whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment.  Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Companies Acts or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

REGISTER OF DIRECTORS AND OFFICERS

130.
The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts.  Every officer that is also a Director and the Secretary must be listed officers of the Company in the Register of Directors and Officers.  The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and 12.00 noon on every working day.

MINUTES

131.	The Directors shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

(c)	of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

(d)	of all proceedings of managers (if any).

SECRETARY AND RESIDENT REPRESENTATIVE

132.
The Secretary and Resident Representative, if necessary, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board.

133.	The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

134.
A provision of the Companies Acts or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

135.	The Company may, but need not, have a Seal and one or more duplicate Seals for use in any place in or outside Bermuda.

136.	If the Company has a Seal it shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.

137.
The Board shall provide for the custody of every Seal, if any.  A Seal shall only be used by authority of the Board or of a committee constituted by the Board.  Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by at least one Director or the Secretary, or by any person (whether or not a Director or the Secretary), who has been authorised either generally or specifically to attest to the use of a Seal.

138.	The Secretary, a Director or the Resident Representative may affix a Seal attested with his signature to certify the authenticity of any copies of documents.

DIVIDENDS AND OTHER PAYMENTS

139.
The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company.  The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

140.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)
all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

(b)
dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

141.
The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

142.	No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

143.
Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid through the system maintained by VPS or any other relevant system for such payments, by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.  Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

144.
Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

145.
The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RESERVES

146.
The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit.  The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

147.
The Company may, upon the recommendation of the Board, at any time and from time to time pass a Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such Resolution, provided that for the purpose of this Bye-law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

RECORD DATES

148.	Notwithstanding any other provision of these Bye-Laws, the Directors may fix any date as the record date for:

(a)	determining the Shareholders entitled to receive any dividend or other distribution; or

(b)	determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

ACCOUNTING RECORDS

149.
The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

150.
The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period.  No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

151.
A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.  Where the Board has appointed a person to act as the finance officer, pursuant to Bye-law 118, the Board may delegate to the Finance Officer responsibility for the proper maintenance and safe keeping of all of the accounting records of the Company and (subject to the terms of any resolution from time to time passed by the Board relating to the extent of the duties of the Finance Officer) the Finance Officer shall have primary responsibility for (a) the preparation of proper management accounts of the Company (at such intervals as may be required) and (b) the periodic delivery of such management accounts to the Registered Office in accordance with the Companies Acts.

AUDIT

152.
Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

153.
Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address.  In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered two days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

154.
Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose.  Any such notice shall be deemed to have been served twenty-four hours after its despatch.

155.
Any notice or other document shall be deemed to be duly given to a Shareholder if it is delivered to such Shareholder by means of an electronic record in accordance with Section 2AA of the Principal Act.

156.
Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

ELECTRONIC COMMUNICATION

157.
It shall be a term of issue of each share in the Company that each Shareholder shall provide the Secretary or the registrar of the Branch Register with an email or other address for electronic communications by and with the Company and any notice or other document shall be deemed to be duly given to a Shareholder if it is delivered to such Shareholder by means of an electronic record in accordance with Section 2AA of the Principal Act.  A Shareholder may change such Shareholder’s address for electronic communications by sending a notice to the Secretary or the registrar of the Branch Register.

158.
The Company may establish an extranet or other similar facility (the “Company Website”) and publish on the Company Website the Company’s memorandum of association and Bye-laws, Register, register of directors and officers, notices of annual general meeting and special general meeting, proxy and voting forms, Shareholder resolutions in writing proposed for execution by voting shareholders, financial statements, prospectuses and circulars and any other documents of the Company required by the Principal Act to be provided to or accessible by Shareholders or which the Board wishes to make applicable to Shareholders.

159.
An email or other notification sent to a Shareholder at the email or other address for such Shareholder provided pursuant to Bye-law 158 above notifying the Shareholder that the Company has published a document on the Company Website and which is otherwise in compliance with the provisions of Section 2AA of the Principal Act shall constitute notice of publication of the document and the Company shall be deemed to have delivered the documents referred in the email or other notification to the Shareholder.

WINDING UP

160.
If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

161.
Subject to the provisions of Bye-law 169, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

162.
Subject to the provisions of Bye-law 169, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

163.
Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

164.
To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

165.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 118, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

166.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

167.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

168.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 161 to 168 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.

169.
The restrictions on liability, indemnities and waivers contained in Bye-laws 161 to 168 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

CONTINUATION

170.
Subject to the Companies Acts, the Company may with the approval of the Board by resolution adopted by a majority of Directors then in office, approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

ALTERATION OF BYE-LAWS

171.
These Bye-laws may be amended from time to time in the manner provided for in the Companies Acts, provided that any such amendment shall only become operative to the extent that it has been confirmed by Resolution.

REQUIREMENT TO SUPPLY INFORMATION TO THE COMPANY

172.	(1)
It shall be a term of issue of any share in the Company that the Company may by notice in writing requires any registered shareholder to give such further information as may be required in accordance with Bye-law 172(2).

(2)	A notice under this Bye-law 172 may require the person to whom it is addressed:-

(a)	to give particulars of his own past or present interest in shares comprised in relevant share capital of the Company;

(b)
where the interest is a present interest and any other interest in the shares subsists to give (so far as lies within his knowledge) such particulars with respect to that other interest as may be required by the notice; or

(c)	where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

(3)
The particulars referred to in Bye-laws 172(2)(a) and 172(2)(b) include particulars of the identity of persons interested in the shares in question and of whether person interested in the same shares are or were parties to any agreement or arrangement relating to the exercise of any rights conferred by the holding of the shares.

(4)	A notice under this Bye-law 172 must require any information given in response to the notice to be given in writing within such reasonable time as may be specified in the notice.

REMOVAL OF VOTING RIGHTS WHERE DEFAULT

173.
If any shareholder of the Company, or any other person appearing to be interested in shares held by such shareholder, has been duly served with a notice under Bye-law 172 and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Board otherwise determines) in respect of:-

(a)
the shares comprising the shareholding account in the register of members of the Company (including any branch register) which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

(b)	any other shares in the Company held by the shareholder;

the shareholder shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred be entitled to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by virtue of being a shareholder in relation to shareholders’ meetings of the Company.

174.	(a)	Deemed interest where not the registered holder

A person is taken to have an interest in shares of:-

(i)	he enters into a contract for their purchase by him (whether for cash or other consideration); or

(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the shares or is entitled to control the exercise of any such right.

(b)	Further deemed interests

A person is taken to have an interest in shares if, otherwise than by virtue of having an interest under a trust:-

(i)	he has a right to call for delivery of the shares to himself or to his order; or

(ii)	he has a right to acquire an interest in shares or is under an obligation to take an interest in shares,

whether in any case the right or obligation is conditional or absolute.

(c)	Entitlement to exercise rights

For purposes of Bye-law 174 (a)(ii), a person is entitled to exercise or control the exercise of any right conferred by the holding of shares if he:-

(a)	has a right (whether subject to conditions or not) the exercise of which would make him so entitled; or

(b)	is under an obligation (whether so subject or not) the fulfillment of which would make him so entitled.

(d)	Joint interests

Persons having a joint interest are taken each of them to have that interest.

(e)	Unidentifiable interests

It is immaterial that shares in which a person has an interest are unidentifiable.

(f)	Restrictions on the exercise of rights ignored

A reference to an interest in shares is to be read as including an interest of any kind whatsoever in the shares; and accordingly there are to be disregarded any restraints or restrictions to which the exercise of any right attached to the interest is or may be subject.

(g)
A transfer of shares is an approved transfer if the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the shareholder or with any person appearing to be interested in such shares including any such sale made through the Listing Exchange.

REGISTER OF BENEFICIAL OWNERS

175	(1)
Subject to Bye-law 175(2), the Company shall establish a beneficial ownership register and shall enter therein the information required by the Companies Acts (the “statutorily required information”) and shall keep the statutorily required information up-to-date, correct and complete as required by the Companies Acts.

175	(2)
Bye-laws 175 (1) and 176 shall not apply when the Company’s shares are admitted to listing on an appointed stock exchange or if the Company is otherwise exempt under the Companies Acts from the requirement to maintain a register of beneficial ownership.

(3)	In this Bye-law 175 (1) and in Bye-law 175 (2), the “beneficial owner” and “relevant legal entity” shall bear the same meaning as in the Companies Acts.

WARNING NOTICES AND DECISION NOTICES

176	(1)
In any case where the Company has served a notice on a Shareholder, beneficial owner or relevant legal entity requesting that such Shareholder, beneficial owner or relevant legal entity confirm, correct or provide any statutorily required information and such Shareholder, beneficial owner or relevant legal entity fails, without reasonable excuse, to confirm, correct or provide the information requested in the notice within the time limit specified by the Company in the notice, then the Company may (a) issue a warning notice to Shareholder, beneficial owner or relevant legal entity advising of the Company’s intentions to impose restrictions on the relevant shares or (b) issue a decision notice to Shareholder, beneficial owner or relevant legal entity advising of the imposition of restrictions on the relevant shares or (c) apply to the court for an order directing that the shares in question be subject to restriction.

176	(2)	In this Bye-law 176, the expressions “beneficial owner” and “relevant legal entity” shall bear the same meaning as in the Companies Acts.

PROPER FORUM

177.
Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, to the fullest extent permitted by applicable law, shall be the United States federal district courts.